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                                                                   EXHIBIT 99(D)
                             FLEET CAPITAL TRUST I
                             OFFER TO EXCHANGE ITS
           % TRUST ORIGINATED PREFERRED SECURITIES-SM- ("TOPRS-SM-")
         (LIQUIDATION AMOUNT $25 PER PREFERRED SECURITY AND GUARANTEED
   TO THE EXTENT SET FORTH IN THE PROSPECTUS BY FLEET FINANCIAL GROUP, INC.)

                 FOR ANY AND ALL OUTSTANDING DEPOSITARY SHARES,
                EACH REPRESENTING A 1/10 INTEREST IN A SHARE OF
                    SERIES V 7.25% PERPETUAL PREFERRED STOCK
                              (CUSIP 338915 79 6)

                                       OF

                          FLEET FINANCIAL GROUP, INC.

                        THE OFFER AND WITHDRAWAL RIGHTS
         WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON       ,
                      199 , UNLESS THE OFFER IS EXTENDED.

To Our Clients:

    Enclosed for your consideration are the Prospectus dated December [      ],
1996 (the "Prospectus") and the Letter of Transmittal (which together constitute the "Offer") in connection with the Offer by Fleet Capital Trust I, a Delaware
statutory business trust (the "Trust"), to exchange its [      ]% Trust
Originated Preferred Securities-SM- ("TOPrS-SM-") (the "Preferred Securities") for any and all Depositary Shares (the "Depositary Shares"), each representing a 1/10 interest in a share of Series V 7.25% Perpetual Preferred Stock of Fleet Financial Group, Inc., a Rhode Island corporation ("Fleet"), not owned by Fleet, that are validly tendered and accepted for exchange pursuant to the Offer. In connection with the Offer, Fleet will deposit in the Trust as trust assets its
[      ]% Junior Subordinated Deferrable Interest Debentures due 2027 as set
forth in the Prospectus.

    Pursuant to the Offer, exchanges will be made on the basis of one Preferred Security for each Depositary Share validly tendered and accepted for exchange in the Offer.

    The Trust will accept for exchange Depositary Shares validly tendered and not withdrawn, upon the terms and subject to the conditions of the Offer. We are the holder of record of Depositary Shares held for your account. A tender of such Depositary Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Depositary Shares held by us for your account.

    We request instructions as to whether you wish us to tender any or all of the Depositary Shares held by us for your account, upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal. We also request that you designate, in the box captioned "Soliciting Tenders," any Soliciting Dealer who solicited your tender of Depositary Shares.

------------------------

-SM-  "Trust Originated Preferred Securities" and "TOPrS" are service marks of
        Merrill Lynch & Co.
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    Your attention is called to the following:

        1.  The Offer and withdrawal rights expire at 12:00 Midnight, New York
    City time, on       , 199 , unless the Offer is extended.

        2. Consummation of the Offer is conditioned on, among other things, tenders by a sufficient number of holders of Depositary Shares such that there be at least 400 record or beneficial holders of at least 1,000,000 Preferred Securities to be issued in exchange for such Depositary Shares (the "Minimum Distribution Condition"), which condition may not be waived.

        3. The Trust expressly reserves the right, in its sole discretion, subject to applicable law, to (i) terminate the Offer and not accept for exchange any Depositary Shares and promptly return all Depositary Shares upon the failure of any of the conditions specified above and in "The Offer-- Conditions to the Offer" in the Prospectus, (ii) waive any condition to the Offer (other than the Minimum Distribution Condition) and accept all Depositary Shares previously tendered pursuant to the Offer, (iii) extend the Expiration Date of the Offer and retain all Depositary Shares tendered pursuant to such Offer until the Expiration Date, subject, however, to all withdrawal rights of holders, see "The Offer--Withdrawal of Tenders" in the Prospectus, (iv) amend the terms of the Offer, (v) modify the form of the consideration to be paid pursuant to the Offer, or (vi) not accept for exchange Depositary Shares at any time on or prior to the Expiration Date, for any reason, including, without limitation, if fewer than 100,000 Depositary Shares would remain outstanding upon acceptance of those tendered (which condition may be waived by the Trust). Any amendment applicable to the Offer will apply to all Depositary Shares tendered pursuant to the Offer. The minimum period during which the Offer must remain open following material changes in the terms of the Offer or the information concerning the Offer, other than a change in the amount of Depositary Shares sought for exchange or an increase or decrease in the consideration offered to holders of Depositary Shares, depends upon the facts and circumstances, including the relative materiality of such terms or information. See "The Offer--Expiration Date; Extensions; Amendments; Termination" in the Prospectus.

        4. Tendering shareholders will not pay brokerage fees or commissions, solicitation fees or, subject to Instruction 6 of the Letter of Transmittal, any stock transfer taxes applicable to the exchange of Depositary Shares pursuant to the Offer.

    Please note that a Question and Answer pamphlet regarding the Preferred Securities is enclosed for your information.

    If you wish to have us tender any or all of your Depositary Shares, please so instruct us by completing, executing, detaching and returning to us the instruction form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize tender of your Depositary Shares, all such Depositary Shares will be tendered unless otherwise specified on the detachable part hereof. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf by the Expiration Date.

    THE OFFER IS NOT BEING MADE TO, NOR WILL TENDERS BE ACCEPTED FROM OR ON BEHALF OF, HOLDERS OF DEPOSITARY SHARES IN ANY JURISDICTION IN WHICH THE MAKING OF THE OFFER OR ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF SUCH JURISDICTION. IN THOSE JURISDICTIONS THE LAWS OF WHICH REQUIRE THAT THE OFFER BE MADE BY A LICENSED BROKER OR DEALER, THE OFFER SHALL BE DEEMED TO BE MADE ON BEHALF OF THE TRUST BY MERRILL LYNCH & CO. AND SMITH BARNEY INC. OR ONE OR MORE REGISTERED BROKERS OR DEALERS LICENSED UNDER THE LAWS OF SUCH JURISDICTION.

                                       2
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                     INSTRUCTIONS WITH RESPECT TO THE OFFER

    The undersigned acknowledge(s) receipt of your letter and the enclosed
Prospectus dated       , 1996 and the Letter of Transmittal in connection with
the Offer by the Trust to exchange its Preferred Securities for any and all Depositary Shares of Fleet that are validly tendered and accepted for exchange. Pursuant to the Offer, exchanges will be made on the basis of one Preferred Security for each Depositary Share validly tendered and accepted for exchange in the Offer.

    This will instruct you to tender the number of Depositary Shares indicated below held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal.

/ / By checking this box, all Depositary Shares held by you for our account, including fractional shares, will be tendered in the Offer. If fewer than all Depositary Shares are to be tendered, we have checked the box below and indicated the aggregate number of Depositary Shares to be tendered by you.
/ /  ________________________ shares*

------------------------

* Unless otherwise indicated, it will be assumed that all Depositary Shares held by us for your account are to be tendered.

                                   SIGN HERE
  Signature(s): ______________________________________________________________
  Name(s): ___________________________________________________________________
  Address: ___________________________________________________________________
                                         _____________________________________
  Social Security or Taxpayer ID No.: ________________________________________
  Dated: _____________________________________________________________________

                                [SEE OTHER SIDE]
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            PLEASE DESIGNATE IN THE BOX BELOW ANY SOLICITING DEALER
                           WHO SOLICITED YOUR TENDER.

                               SOLICITED TENDERS

The undersigned represents that the Soliciting Dealer who solicited and obtained this tender is:
  Name of Firm: ______________________________________________________________

                                 (Please print)

  Name of Individual Broker
  or Financial Consultant: ___________________________________________________
  Identification Number (if known): __________________________________________
  Address: ___________________________________________________________________
  ____________________________________________________________________________

                               (Include zip code)

                                   SIGN HERE
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X
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                Signature(s)                       Print name(s) and address(es) here
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  Dated
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